April 1, 1997

Via Edgar Transmission

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Tower Automotive, Inc.--Definitive Proxy Statement

Ladies and Gentlemen:

         Attached for filing with the Securities and Exchange Commission (the "Commission") pursuant to Regulation S-T, please find the Definitive Proxy Statement and related proxy materials of Tower Automotive, Inc. In connection with the distribution of the Company's proxy materials, it is soliciting shareholder approval for amendment to the Company's Key Employee Stock Option Plan, to increase the number of shares available for issuance thereunder. The securities issuable under the Plan will be registered under the Securities Act of 1933, as amended, as soon as possible following the date of shareholder approval of the amendment, currently scheduled for May 20, 1997.

         In addition, at the time of filing of the proxy materials, the Company is mailing to the Commission, solely for its information, its Annual Report to Shareholders, which accompanies the distribution of the proxy materials to the Company's shareholders.

         If the staff has any questions or comments on this filing, please contact the undersigned at your convenience.

                                                 Very truly yours,

                                     VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP

                                             /s/ Michael G. Wooldridge
                                               Michael G. Wooldridge
MGW:ke
Enclosures
cc:      Judy Vijums, Tower Automotive
         Anthony Barone, Tower Automotive

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the registrant [ X ]

Filed by a party other than the registrant [    ]

Check the appropriate box:

[   ] Preliminary proxy statement

[   ] Confidential, for use of the Commission only (as permitted by
      Rule 14a-b(e)(2))

[ X ] Definitive proxy statement

[   ] Definitive additional materials

[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             TOWER AUTOMOTIVE, INC.
                (Name of registrant as specified in its charter)

                             TOWER AUTOMOTIVE, INC.
    (Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[ X ] No fee required

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies:________
     (2) Aggregate number of securities to which transaction applies:___________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:____________________________________
     (4) Proposed maximum aggregate value of transaction:_______________________
     (5) Total fee paid:________________________________________________________

[   ] Fee previously paid with preliminary materials.

[ ] Check box if any part of fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and date of its filing.

     (1) Amount previously paid:________________________________________________
     (2) Form, schedule, or registration statement no.:_________________________
     (3) Filing party:__________________________________________________________
     (4) Date filed:____________________________________________________________

                             Tower Automotive, Inc.
                                4508 IDS Center
                             Minnesapolis, MN 55402


                                 April 4, 1997

To Our Stockholders:

     You are cordially invited to attend the Company's 1997 Annual Meeting of Stockholders which will be held on May 20, 1997, at 1:00 p.m. eastern time, at Tower Automotive, Inc., 6303 28th Street S.E., in Grand Rapids, Michigan.

     The official Notice of Meeting, Proxy Statement and Proxy are included with this letter. The matters listed in the Notice of Meeting are more fully described in the Proxy Statement.

     It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed Proxy and return it promptly in the enclosed envelope to ensure that your shares will be represented. If you do not attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

                                             Sincerely,



                                             S.A. Johnson
                                             Chairman of the Board

                             TOWER AUTOMOTIVE, INC.

                                    NOTICE OF
                       1997 ANNUAL MEETING OF STOCKHOLDERS



TIME:          1:00 p.m. eastern time, May 20, 1997.

PLACE:         Tower  Automotive,  Inc.,  6303  28th  Street S.E., Grand Rapids,
               Michigan.

ITEMS OF       (1)  Election of directors;
BUSINESS:      (2)  Approval  of the  amendment  to the  Company's  Amended  and
                    Restated   Certificate  of  Incorporation  to  increase  the
                    authorized  Common  Stock  from  30,000,000  to  200,000,000 shares;
               (3)  Approval of the amendment to the Company's 1994 Key Employee
                    Stock Option Plan to increase the shares available for issuance from 500,000 to 1,500,000 shares;
               (4)  Ratification  of Arthur  Andersen LLP as independent  public accountants of the Company; and

                    any other business that properly comes before the meeting.

RECORD DATE:        Holders of record at the close of business on March 24, 1997 are  entitled  to  notice  of and  to  vote  on all  matters
                    presented  at  the  meeting  and  at  any   adjournments  or
                    postponements thereof. A list of such holders will be available prior to the meeting at the Company's corporate office for examination by any such holder for any purpose germane to the meeting.

                                             By Order of the Board of Directors



                                             James N. DeBoer
                                             Secretary

                               Dated:  April 4, 1997


                                    IMPORTANT

YOU CAN HELP US PREPARE FOR THE MEETING AND ELIMINATE EXTRA EXPENSE WHETHER YOU HAVE A FEW SHARES OR MANY - IF YOU WILL COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR PROMPT REPLY WILL ELIMINATE EXTRA EXPENSE IN SOLICITING YOUR PROXY.

                             Tower Automotive, Inc.
                                 4508 IDS Center
                          Minneapolis, Minnesota 55402
                             _______________________

                                 PROXY STATEMENT
                             -----------------------

                       1997 Annual Meeting of Stockholders

                                  May 20, 1997
                            ------------------------

     This Proxy Statement and accompanying Proxy are being furnished to the holders of Common Stock, par value $.01 per share, (the "Common Stock") of Tower Automotive, Inc. (the "Company") in connection with the solicitation of Proxies on behalf of the Board of Directors of the Company (the "Board of Directors") for the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 20, 1997 at 1:00 p.m. eastern time at Tower Automotive, Inc., 6303 28th Street S.E., in Grand Rapids, Michigan, and at any adjournments and postponements thereof. These Proxy materials are being mailed on or about April 4, 1997 to holders of record on March 24, 1997 of the Common Stock.

     When you sign and return the enclosed Proxy and if no direction is indicated, such proxy will be voted FOR the slate of directors described herein, FOR the proposals set forth in Items 2, 3 and 4 in the Notice of Meeting, and, as to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof, in the discretion of the Proxy holders.

     Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your Proxy any time before it is voted by written notice to the Secretary of the Company prior to the Annual Meeting or by submission of a later-dated Proxy or by the withdrawal of your Proxy and voting in person at the Annual Meeting.

     On March 24, 1997, there were 14,340,800 shares of Common Stock outstanding. Each outstanding share of Common Stock entitles the holder thereof to one vote per share. The presence in person or by Proxy of 51% of such shares shall constitute a quorum. Under Delaware law, abstentions are treated as present and entitled to vote and therefore have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

                              ELECTION OF DIRECTORS

     The Board of Directors is currently comprised of ten directors. The Board of Directors has nominated and recommends the election of each of the ten nominees set forth below as a director of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the Proxy holders may vote for a substitute unless the Board of Directors reduces the number of directors.

     Directors will be elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of shares represented in person or by Proxy. There is no right to cumulative voting as to any matter, including the election of directors.

     The Board of Directors recommends a vote "FOR" the election of the nominees to the Board of Directors.

     The following sets forth information as to each nominee for election at the Annual Meeting, including age as of March 24, 1997, principal occupation and employment for a minimum of the past five years, directorships in other publicly held companies and period of service as a director of the Company.

     S.A. (Tony) Johnson, 56, has served as Chairman and a Director of the Company since April 1993. Mr. Johnson is the founder, Chief Executive Officer and President of Hidden Creek Industries ("Hidden Creek"), a private industrial management company based in Minneapolis which has provided certain management and other services to the Company. Mr. Johnson is also the Managing Partner of J2R Partners ("J2R"). Prior to forming Hidden Creek, Mr. Johnson served from 1985 to 1989 as Chief Operating Officer of Pentair, Inc., a diversified industrial company. From 1981 to 1985, Mr. Johnson was President and Chief Executive Officer of Onan Corp., a diversified manufacturer of electrical generating equipment and engines for commercial, defense and industrial markets. Mr. Johnson currently serves as Chairman and a director of Dura Automotive Systems, Inc., a manufacturer of mechanical assemblies and integrated systems for the automotive industry, and served as Chairman and a director of Automotive Industries Holding, Inc., a supplier of automotive interior trim components, from May 1990 until its sale to Lear Corporation in August 1995.

     Adrian Vander Starre, 64, has served as Vice Chairman and a Director of the Company since April 1993. Mr. Vander Starre served as President, Chief Executive Officer and a director of R.J. Tower Corporation from 1978 to 1993. Mr. Vander Starre originally joined R.J. Tower Corporation in 1965 as Controller and later served as Treasurer from 1974 to 1978. Mr. Vander Starre has entered into a consulting agreement with the Company under which he performs such duties as may be assigned by the Board of Directors.

     Dugald K. Campbell, 50, has served as President, Chief Executive Officer and a Director of the Company since December 1993. From 1991 to 1993, Mr. Campbell served as a consultant to Hidden Creek. From 1988 to 1991, he served as Vice President and General Manager of the Sensor Systems Division of Siemens Automotive, a manufacturer of engine management systems and components. From 1972 to 1988, Mr. Campbell held various executive, engineering and marketing positions with Allied Automotive, a manufacturer of vehicle systems and components and a subsidiary of Allied-Signal Corporation.

     James R. Lozelle, 51, has served as Executive Vice President for the Tower Automotive Technical Centers, with responsibility for advanced product development and customer service, and a Director of the Company since the acquisition of Edgewood Tool and Manufacturing Company ("Edgewood") in May 1994. Mr. Lozelle served as President of Edgewood from 1982 until it was acquired by the Company. Mr. Lozelle joined Edgewood in 1970 and served as Vice President from 1971 to 1982. Mr. Lozelle is chairman of the Near Zero Stamping research project of the Autobody Consortium.

     Scott D. Rued, 40, has served as Vice President, Corporate Development and a Director of the Company since April 1993. Mr. Rued served as Vice President, Chief Financial Officer and a director of Automotive Industries Holding, Inc. from April 1990 until its sale to Lear Corporation in August 1995. Mr. Rued, a partner of J2R, has also served as Executive Vice President and Chief Financial Officer of Hidden Creek since January 1994 and served as its Vice President - Finance and Corporate Development from June 1989 through 1993. Mr. Rued is also a director of The Rottlund Company, Inc., a corporation engaged in the development and sale of residential real estate.

     W.H. Clement, 69, has served as a Director of the Company since April 1993. Mr. Clement currently serves as a consultant to Hidden Creek. From 1975 until May 1994, Mr. Clement served as Chief Executive Officer or as President of Automotive Industries Holding, Inc. or its predecessor. Mr. Clement is a partner of J2R and is also a director of Dura Automotive Systems, Inc. and F&M National Corp., a bank holding company.

     Eric J. Rosen, 35, has served as a Director of the Company since April 1993. Mr. Rosen is Managing Director of Onex Investment Corp., a wholly owned subsidiary of Onex Corporation, a diversified industrial corporation, and served as a Vice President of Onex Investment Corp. from 1989 to February 1994. Prior thereto, Mr. Rosen worked in the merchant banking group at Kidder, Peabody & Co. Incorporated from 1987 to 1989. Mr. Rosen is also a director of Dura Automotive Systems, Inc.

     Matthew O. Diggs, Jr., 64, has served as a Director of the Company since November 1994. Mr. Diggs is Chairman and the General Partner of The Diggs Group, an investment company founded in 1990. Previously, Mr. Diggs served as President and Chief Executive Officer of the Copeland Corporation for thirteen years. Mr. Diggs is also a director of Scotsman Industries, Inc., a manufacturer and marketer of commercial equipment to the world-wide food service industry, and BankOne, Dayton, N.A., a bank holding company.

     F.J. (Joe) Loughrey, 47, has served as a Director of the Company since November 1994. Mr. Loughrey joined Cummins Engine Company, Inc. in 1974 and has served as Executive Vice President and Group Vice President - Industrial and Chief Technical Officer since April 1996. Prior thereto, Mr. Loughrey served as Group Vice President - Worldwide Operations and Technology from 1990 to 1995.

     Kim B. Clark, 47, has served as a Director of the Company since December 1995. Mr. Clark has served as Dean of the Graduate School of Business Administration at Harvard University in Cambridge, Massachusetts since September 1995. From 1978 to September 1995, Dean Clark served as a professor of business administration at Harvard Business School.

     There are no family relationships between any of the foregoing persons.

Board and Committee Meetings

     The Board of Directors held four meetings (exclusive of committee meetings) during the preceding fiscal year. The Board of Directors has established the following committees, the functions and current members of which are noted below. During 1996, each director attended at least 75% of the meetings of the Board of Directors and any committees on which such director served.

     Executive Committee. The Executive Committee of the Board of Directors (the "Executive Committee") consists of Messrs. Johnson (Chairman), Campbell, Lozelle and Rued. The Executive Committee has all the power and authority vested in or retained by the Board of Directors and may exercise such power and authority in such manner as it shall deem for the best interest of the Company in all cases in which specific direction shall not have been given by the Board of Directors and subject to any specific limitations imposed by law or a resolution of the Board of Directors. The Executive Committee met eight times during the preceding fiscal year.

     Audit Committee. The Audit Committee of the Board of Directors (the "Audit Committee") consists of Messrs. Clark, Diggs and Loughrey. The Audit Committee is responsible for reviewing, as it shall deem appropriate, and recommending to the Board of Directors, internal accounting and financial controls for the Company and accounting principles and auditing practices and procedures to be employed in the preparation and review of the Company's financial statements. The Audit Committee is also responsible for recommending to the Board of Directors independent public accountants to audit the annual financial statements of the Company. The Audit Committee met twice during the preceding fiscal year.

     Compensation  Committee.   The  Compensation  Committee  of  the  Board  of
Directors (the "Compensation Committee") consists of Messrs. Vander Starre (Chairman), Clement, Diggs and Loughrey. During the last fiscal year, the Compensation Committee had all the power and authority of the Board of Directors with respect to salaries, compensation and benefits of directors, executive officers and key employees of the Company and grants all options under the 1994 Key Employee Stock Option Plan (the "Stock Option Plan") to purchase Common
Stock of the Company. The Compensation Committee met four times during the preceding fiscal year.

     Nominating Committee. The Company does not have a nominating committee. However, the functions of the Nominating Committee are performed by the Compensation Committee.

Compensation of Directors

     Directors who are not employees of the Company or any of its affiliates each receive an annual fee of $14,400 for serving as a director of the Company. In addition, each non-employee director receives $1,000 for each Board of Directors meeting attended, $500 for each committee meeting attended and reimbursement of out of pocket expenses incurred to attend such meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during the period from January 1, 1996 through December 31, 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                        AUTHORIZED COMMON STOCK AMENDMENT

     The Company's Amended and Restated Certificate of Incorporation currently authorizes the Company to issue no more than 35,000,000 shares of capital stock, of which 30,000,000 shares are authorized to be Common Stock. As of the record date for the Annual Meeting, there were 14,340,800 shares of Common Stock issued and outstanding and 1,730,204 shares of Common Stock reserved for issuance under the Company's stock plans, conversion of convertible subordinated notes and exercise of outstanding warrants. Therefore, as of such date only 13,928,996 shares of Common Stock remained available for future issuances. The Board of Directors of the Company has unanimously approved recommending that the stockholders vote to amend the Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 30,000,000 to 200,000,000 shares (the "Authorized Common Stock Amendment") as set forth on Exhibit A attached hereto.

     The Board of Directors believes it desirable to increase the authorized number of shares of Common Stock in order to provide the Company with adequate flexibility in corporate planning and strategies. The availability of additional Common Stock for issuance could be used in connection with a number of purposes, including corporate financings, future acquisitions, and other corporate purposes such as the issuance of stock dividends and stock options. There are currently no agreements or understandings regarding the issuance of any of the additional shares of Common Stock that would be available if the Amended and Restated Certificate of Incorporation is so amended. Such additional authorized shares may be issued for such purposes and for such consideration as the Board of Directors may determine without further stockholder approval, unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may be listed.

     The additional shares of Common Stock for which authorization is sought would be part of the existing class of common stock, and, to the extent issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Ownership of shares of the Company's Common Stock confers no preemptive rights.

     The increase in the authorized but unissued shares of Common Stock which would result from adoption of the Authorized Common Stock Amendment proposed herein could have a potential anti-takeover effect with respect to the Company, although management is not presenting the proposal for that reason and does not presently anticipate using the increased authorized shares for such a purpose. The potential anti-takeover effect of the proposed Authorized Common Stock Amendment arises because it would enable the Company to issue additional shares of Common Stock up to the total authorized number with the effect that the stockholdings and related voting rights of then existing stockholders would be diluted to an extent proportionate to the number of additional shares issued.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required for approval of the proposed amendment. Unless otherwise directed by a stockholder's proxy, the persons named as proxy voters in the accompanying proxy will vote FOR the amendment.

     The Board of Directors recommends a vote "FOR" the approval of the Authorized Common Stock Amendment to the Amended and Restated Certificate of Incorporation set forth on Exhibit A attached hereto.

                       PROPOSED AMENDMENT TO THE COMPANY'S
                       1994 KEY EMPLOYEE STOCK OPTION PLAN

     In 1994, the Board of Directors adopted, and the stockholders approved, the Tower Automotive, Inc. 1994 Key Employee Stock Option Plan (the "Plan"). The Plan provides for the grant of options to employees of the Company or any subsidiary who are determined to be key employees. A total of 500,000 shares were reserved for issuance under the Plan. As of March 24, 1997, 63,250 shares were available for issuance under the Plan. The purpose of the Plan is to compensate employees of the Company and its subsidiaries, to provide those employees with a significant additional incentive to promote the financial success of the Company and its subsidiaries and to provide an incentive which may be used to induce able persons to enter into or remain in the employment of the Company and its subsidiaries.

     On February 25, 1997, the Board of Directors approved an amendment to the Plan, subject to stockholder approval, to make an additional 1,000,000 shares available for issuance under the Plan. The Board adopted this amendment to ensure that key employees will continue to be able to acquire Company stock under the Plan. The Board believes that the availability of an opportunity to purchase Company stock is important to attract and retain key personnel and that stock ownership provides an important long-term incentive to manage the affairs of the Company in the best interests of its stockholders.

     At the Annual Meeting, the Company's stockholders are being requested to consider and approve this amendment. The following paragraphs summarize the principle features of the Plan, as amended.

Description of the Plan

     The Plan is administered by a committee of the Board of Directors (the "Committee") which is required to consist of not less than two nonmanagement members of the Board. The Committee determines the employees of the Company and its subsidiaries who are to be granted options, the number of shares subject to each option, and such other matters as are specified in the Plan.

     Options granted under the Plan may be incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-ISOs, as identified by the Committee. The primary distinctions between ISOs and non-ISOs are set forth under the caption " Federal Income Tax Consequences" below. Each option is evidenced by written agreement containing such terms and conditions as may be established by the Committee. Nothing contained in the Plan or any agreement executed pursuant to the

Plan confers upon any participant the right to continue in the employ of the Company or obligates the Company to retain the participant in its employ for any period.

     Each option agreement provides for the number of shares to which it pertains. The option price, set forth in each option agreement, must equal the "fair market value" of the shares on the date the option is granted, except that the option price of any ISO granted to an employee who owns more than 10 percent of the Company's Common Stock must be 110 percent of the fair market value of the Common Stock. The closing sale price of the Company's Common Stock on the New York Stock Exchange on March 24, 1997, was $40.25 per share.

     Options may be exercised in one or more installments, upon the happening of certain events, upon the passage of a specified period of time or upon the fulfillment of a condition, in each case as the Committee may decide when the option is granted. Options may be exercised only during the holder's employment by the Company or a subsidiary, except that under certain circumstances an option may be exercised for up to three months after termination of the option holder's employment. The Committee in its sole discretion may permit any option to be exercised after the option holder's termination and accelerate the date on which an option may be exercised. Under the Plan, no option granted to holders subject to Section 16 of the Securities Exchange Act of 1934, as amended, may be exercised earlier than six months after the date of grant, except in the event of the death or disability of such option holder.

     Options may be exercised by written notice to the Company, and the purchase price payable upon exercise must be paid by the option holder at the time of delivery of the shares. Payment of the exercise price may be made in cash or by check, or, at the written request of the option holder and upon satisfaction of any applicable holding periods, the Committee may permit payment by delivery by the option holder, or retention by the Company, of Common Stock or by the delivery of a combination of cash and Common Stock. The right to deliver Company Common Stock in payment of the exercise price may be limited or denied in any option agreement.

     The Plan provides that the Board may at any time suspend or terminate the Plan or make amendments to it as it deems advisable, provided that any changes are made in compliance with Rule 16b-3 of the Exchange Act and Section 422 of the Code. No termination or amendment of the Plan may, without the consent of the holder of any option prior to the termination or adoption of the amendment, materially or adversely affect the rights of such holder under such option. No ISOs may be granted under the Plan after August 10, 2004.

Federal Income Tax Consequences

     The following is a brief summary of the principal federal income tax consequences to participants upon the grant and exercise of options granted under the Plan and is based on the current provisions of the Code, treasury regulations, rulings, administrative pronouncements and court interpretations in effect as of the date hereof.

     The grant of options under the Plan will not result in the recognition of income to recipients. The exercise of options that are not designated as ISOs, however, will result in ordinary income recognition at the time of exercise. The amount of ordinary income will be the difference between the fair market value of the shares at the time the option is exercised and the option price. The Company will be entitled to a deduction equal to the amount of an optionee's ordinary income. Tax consequences to optionees of non-ISOs arise again at the time shares are sold. If the shares have been held for more than one year prior to sale, a gain or loss will be treated as long-term capital gain or loss. Otherwise, the gain or loss will be treated as short-term capital gain or loss.

     The tax treatment of ISOs is somewhat different. In general, recipients of ISOs do not recognize taxable income at the time of grant or at the time of exercise. Further, if the shares acquired as a result of the exercise of an ISO are disposed of more than two years after the date the option was granted and more than one year after the date the option was exercised, the entire gain, if any, realized upon disposition is entitled to capital gain treatment. As a result, no deduction will be allowable to the Company in connection with either the grant nor the exercise of an ISO, except in the case of a "disqualifying disposition." A disqualifying disposition occurs if an optionee disposes of shares acquired pursuant to the exercise of an ISO before the expiration of one year after the date of exercise or two years after the date of grant. As a result of disqualifying disposition, an optionee will, in general, recognize ordinary income equal to the lesser of (a) the sale price of the shares sold minus the option price, or (b) the fair market value of the shares at the time of exercise minus the option price. The Company will be entitled to a deduction equal to the amount of the optionee's ordinary income.

     The rules governing the tax treatment of options and stock acquired upon the exercise of options are technical; accordingly, the above description is necessarily general in nature and does not purport to be complete. Also, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     The affirmative vote of a majority of the Company's outstanding Common Stock represented and voted at the Annual Meeting is required to approve the adoption of the amendment to the Plan. While broker nonvotes will not be treated as votes cast on the approval of this Plan, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to assure approval. Please note that the accompanying proxy will be voted FOR the approval of the adoption of the amendment to the Plan, if no contrary direction is made on the card.

     The Board of Directors recommends a vote "FOR" the approval of the adoption of the amendment to the Plan.

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP as independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 1997 and to perform other appropriate services as directed by the Company's management and the Board of Directors.

     A proposal will be presented at the meeting to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants. It is expected that a representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions or to make a statement if he or she so desires. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by Proxy at the meeting, other independent public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

     The  Board  of  Directors  recommends  a  vote  "FOR"  ratification  of the
appointment  of  Arthur  Andersen  LLP  as  the  Company's   independent  public
accountants.

                                 OTHER BUSINESS

     At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly be brought before the Annual Meeting and any adjournments or postponements thereof, the Proxies will be voted in the discretion of the Proxy holders.

                              SECURITY OWNERSHIP

     Unless otherwise noted, the following table sets forth certain information with respect to the outstanding shares of Common Stock of the Company beneficially owned by each director and nominee for director of the Company, the chief executive officer and the four other most highly compensated executive officers, and the directors and executive officers as a group and all beneficial owners of more than 5% of the Common Stock of the Company is furnished as of March 24, 1997.

                                                         Beneficial Ownership of
                                                            Common Stock
     Directors, Officers                               Number of      Percent of
     and 5% Stockholders                                Shares          Class
     Onex Corporation (1)(8).........................  3,064,120        21.4%
     S.A. Johnson (2)(8).............................    634,182         4.4%
     Adrian Vander Starre (3)(8).....................     19,351            *
     Dugald K. Campbell (4)(8).......................    226,276         1.6%
     James R. Lozelle (5)(8).........................    348,820         2.4%
     Anthony A. Barone...............................     11,700            *
     Luigi Candusso..................................     12,750            *
     Michael W. Doherty (8)..........................    158,020         1.1%
     Ronald E. Gavalis (8)...........................     71,444            *
     Scott D. Rued (6)(8)............................    590,836         4.1%
     Paul D. Rysenga.................................      7,150            *
     W.H. Clement (7)(8).............................    676,926         4.7%
     Eric J. Rosen (1)...............................     10,000            *
     Matthew O. Diggs, Jr. (9).......................      8,500            *
     Kim B. Clark....................................      2,500            *
     F.J. Loughrey...................................      4,500            *
     RCM Capital Management, L.L.C...................  1,002,800         7.0%
     First Union Corpoation (11).....................    765,204         5.3%
     Chancellor Entities (12)........................    717,400         5.0%
     All Directors and Officers as a group
       (15 persons)..................................  1,634,326        11.1%

_________________________
* Less than one percent.

(1) The record holder of such shares listed in the table as owned by Onex Corporation ("Onex") is ONEX DHC LLC, an affiliate of Onex ("Onex DHC"). Onex has shared voting power of 3,064,120, shares (see footnote (8)) and sole dispositive power over 1,486,778 shares. Mr. Rosen is Managing Director of Onex Investment Corp. and disclaims beneficial ownership of all shares of Common Stock owned by Onex. Onex DHC and Onex Investment Corp. are both wholly owned subsidiaries of Onex Corporation. The address for Onex, Onex DHC and Mr. Rosen is c/o Onex Investment Corp., 712 Fifth Avenue, 40th Floor, New York, New York 10019.

(2) Includes shares owned by J2R, of which Mr. Johnson is Managing Partner, and 57,700 shares owned by Mr. Johnson.

(3) Includes 19,351 shares held in an irrevocable trust for the benefit of Mr. Vander Starre's children, as to all of which Mr. Vander Starre's children are the trustees. Mr. Vander Starre disclaims beneficial ownership of the shares held in trust.

(4) Includes 3,195 shares owned by Mr. Campbell's wife, 350 shares owned by Mr. Campbell's child and 74,805 shares held in an annuity trust, of which Mr. Campbell is the trustee and 15,000 shares issuable upon the exercise of currently exercisable options held by Mr. Campbell. Mr. Campbell disclaims beneficial ownership of the shares held by his wife, his child and in trust.

(5) Includes 266,600 shares of Common Stock issuable upon the conversion of Convertible Notes and 78,816 shares issuable upon the exercise of currently exercisable options held by Mr. Lozelle.

(6) Includes shares owned by J2R, of which Mr. Rued is a partner, and 14,354 shares owned by Mr. Rued. Mr. Rued disclaims beneficial ownership of the shares owned by J2R.

(7) Includes shares owned by J2R, of which Mr. Clement is a partner, 69,744 shares owned by Mr. Clement and an aggregate of 30,700 shares held in trusts for the benefit of Mr. Clement's grandchildren, as to all of which trusts Mr. Clement is the sole trustee. Mr. Clement disclaims beneficial ownership of those shares owned by J2R and the shares held in trust in which he does not have a pecuniary interest.

(8) Onex, J2R, Messrs. Johnson, Vander Starre, Campbell, Lozelle, Doherty, Gavalis, Rued, Clement and certain of the Company's other existing stockholders have entered into agreements pursuant to which such stockholders agreed to vote their shares of the Company's voting stock in the same manner as Onex votes its shares on all matters presented to the Company's stockholders for a vote and, to the extent permitted by law, granted to Onex a proxy to effectuate such agreement.

(9) Includes 6,000 shares owned by EJJM Partnership, of which Mr. Diggs is the General Partner and 2,500 shares issuable upon the exercise of currently exercisable options held by Mr. Diggs. Mr. Diggs disclaims beneficial ownership of the shares owned by EJJM Partnership in which he does not have a pecuniary interest.

(10) RCM Capital Management, L.L.C. ("RCM Capital") reported as of December 31, 1996 sole voting power with respect to 897,800 shares of Common Stock and sole dispositive power with respect to 1,002,800 shares of Common Stock. RCM Limited L.P., as the Managing Agent of RCM Capital, and RCM General Corporation, as the General Partner of RCM Limited L.P., also reported beneficial ownership of such shares. The address of such entities is Four Embarcadero Center, Suite 2900, San Francisco, California 94111. Dresdner Bank AG also reported beneficial ownership of 1,002,800 shares of Common Stock as a result of its being the parent corporation of RCM Capital. The address for Dresdner Bank AG is Jurgen-Ponto-Platz 1, 60301 Frankfurt, Germany.

(11) First Union Corporation reported as of December 31, 1996 sole voting and dispositive power with respect to 765,204 shares of Common Stock, which represented approximately 5.4% of the outstanding Common Stock at that time. The address for First Union Corporation is One First Union Center, Charlotte, North Carolina 28288.

(12) Chancellor LGT Asset Management, Inc. ("Chancellor Asset") and Chancellor LGT Trust Company ("Chancellor Trust"), as investment advisors for various fiduciary accounts, and LGT Asset Management, Inc. ("Asset Management") as the holding company for Chancellor Asset, reported as of December 31, 1996 the sole power to vote and dispose of an aggregate of 717,400 shares of Common Stock, which represented approximately 5.4% of the outstanding Common Stock at that time. The address for Chancellor asset and Chancellor Trust is 1166 Avenue of the Americas, New York, New York 10036 and the address for Asset Management is 50 California Street, San Francisco, California 94111.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the Company's chief executive officer's and the four other most highly compensated executive officers' (the "named executive officers") compensation packages for the years ended December 31, 1996, 1995 and 1994. Other than the Stock Option Plan, the Company does not maintain any long-term compensation plans.

                                                                                     Long-Term
                                                  Annual Compensation                Compensation
                                        ________________________________________     __________
                                                                    Other Annual       Options      All Other
Name and                                Salary          Bonus       Compensation       Granted      Compensation
Principal Position            Year       ($)(1)         ($)(1)           ($)             (#)         ($)(2)
Dugald K. Campbell            1996      $275,984       $400,000          -           20,000         $12,518
President and Chief           1995       253,255        195,000          -           20,000          12,079
Executive Officer             1994       215,000        135,000       89,094(3)         -            15,264

James R. Lozelle              1996       200,704        200,000          -           15,000          12,898
Executive Vice                1995       200,308        109,000          -           13,000          10,756
President(4)                  1994       142,940         50,000          -              -             7,147

Anthony A. Barone             1996       152,234        145,000       60,178(6)      10,000          11,743
Vice President and            1995        92,234         69,000       27,782(6)       8,000             418
Chief Financial Officer(5)

Paul D. Rysenga               1996       163,139        130,000          -           15,000          11,479
Vice President(7)             1995       145,308        138,000          -           12,000          11,188
                              1994        62,500         70,000          -              -             4,063

Luigi Candusso                1996       156,053        135,000          -           15,000          13,190
Vice President(8)             1995       109,175         74,000       59,863(9)       8,000             727


_________________________________



(1) Includes amounts deferred by employees under the Company's 401(k) employee savings plan, pursuant to Section 401(k) of the Internal Revenue Code.

(2) The amounts disclosed in this column include: (a) amounts contributed by the Company to the Company's 401(k) employees savings plan and profit sharing plan, and (b) dollar value of premiums paid by the Company for term life insurance on behalf of the named executive officers as follows:

                         1996           1995           1994
D.K. Campbell       (a)  $12,500        $11,317        $15,000
                    (b)       18            762            264
J.R. Lozelle        (a)   12,000         10,733          7,147
                    (b)      898             23              -
A.A. Barone         (a)   11,388              -              -
                    (b)      355            418              -
P.D. Rysenga        (a)   11,450          9,887          3,125
                    (b)       29          1,301            938
L. Candusso         (a)   12,838              -              -
                    (b)      352            727              -

(3)  Includes $78,827 for reimbursement of relocation costs.

(4)  Mr. Lozelle became an employee of the Company on May 4, 1994.

(5)  Mr. Barone became an employee of the Company on May 15, 1995.

(6) Includes $21,141 for reimbursement of relocation costs in 1995 and $45,553 for reimbursement of such costs in 1996.

(7)  Mr. Rysenga became an employee of the Company on June 29, 1994.

(8)  Mr. Candusso became an employee of the Company on April 15, 1995.

(9)  Includes $54,734 for reimbursement of relocation costs.

     The tables below disclose, for the named executive officers, information regarding stock options granted during, or held at the end of, 1996 pursuant to the Stock Option Plan.

Option Grant Table

                        Option Grants in Last Fiscal Year

                                                                             Potential Realizable
                                                                               Value at Assumed
                              % of Total                                       Annual Rates of
                              Options                                      Stock Price Appreciation
                    Options   Granted to      Exercise                        for Option Terms(2)
                    Granted   Employees in     Price        Expiration     _______________________
Name                 (#)(1)   Fiscal Year    (Per share)    Date             5%              10%
D.K. Campbell       20,000    14.4%          $15.125        2/20/06        $190,241       $482,107
J.R. Lozelle        15,000    10.8%           15.125        2/20/06         142,680        361,580
A.A. Barone         10,000     7.2%           15.125        2/20/06          95,120        241,054
P.D. Rysenga        15,000    10.8%           15.125        2/20/06         142,680        361,580
L. Candusso         15,000    10.8%           15.125        2/20/06         142,680        361,850



(1) These options vest ratably over four years commencing one year from the date of grant.

(2) Amounts reflect certain assumed rates of appreciation set forth in the SEC's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Company's Common Stock and overall stock market conditions. No assurances can be made that the amounts reflected in these columns will be achieved.

Option Exercises and Year-End Value Table

                   Aggregated Option Exercises in Last Fiscal
                         Year and Year-End Option Values

                                                            Year-End (#)        Year-End ($)
                    Shares Acquired        Value             Exercisable/        Exercisable
Name                on Exercise(#)      Realized($)(1)      Unexercisable       Unexercisable(2)
D.K. Campbell            -                   -              5,000/35,000        $116,250/$348,750
J.R. Lozelle             -                   -              3,250/24,750        $75,563/$226,688
A.A. Barone              -                   -              2,000/16,000        $42,500/$127,500
P.D. Rysenga           3,000             $66,000              -- /24,000        $  --  /$209,250
L. Candusso              -                   -              2,000/21,000        $45,000/$135,000

-----------------------
(1) Aggregate market value of shares acquired at time of exercise, less aggregate exercise price paid by the employee to the Company.

(2) Values are based on the difference between the closing bid price of the Company's Common Stock on December 31, 1996 ($31.25) and the exercise prices of the options.

Compensation Committee Interlocks and Insider Participation

     The members of the Company's Compensation Committee are Messrs. Vander Starre, Clement, Diggs and Loughrey. See "Certain Relationships and Related Transactions" for certain information concerning Onex.

Compensation Committee Report on Executive Compensation

     This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy
Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following has been submitted by the Compensation Committee:

General Executive Officer Compensation Policies

     The Compensation Committee, which was established in connection with the Company's initial public offering of Common Stock in August 1994, is responsible for developing and recommending the Company's executive compensation policies to the Board of Directors. The Compensation Committee believes that executive compensation should be related to the value created for the Company's stockholders. The executive officer compensation program has been designed to attract and retain highly qualified and motivated employees and to reward superior performance. The executive compensation program consists of three components: (1) base salary; (2) annual cash bonus; and (3) long-term equity incentives.

Base Salary

     The base salaries of the executive officers are based upon market and competitive factors. This includes a comparison of the salaries for similar positions at comparable companies. Increases in base salaries are based upon the performance of the executive officers as compared to pre- established goals.

Annual Cash Bonus

     The annual cash bonus for the executive officers is based in part on the overall financial performance of the Company and in part on the performance of the executive officer. The financial performance of the Company is measured by revenue and operating income growth and actual performance against budgeted performance. The performance of the executive officer is measured against pre-established goals determined prior to the beginning of the year.

Long-Term Equity Incentives

     The long-term equity incentives consist of awards under the Stock Option Plan administered by the Compensation Committee. Pursuant to the terms of the Stock Option Plan, options are granted at an exercise price equal to the Company's Common Stock price on the date the options are granted. The Compensation Committee believes the Stock Option Plan aligns management's long-term interests with stockholder interests, as the ultimate compensation is based upon the Company's stock performance. The Compensation Committee also believes the Stock Option Plan is a cost effective method of providing key management with long-term compensation. The Compensation Committee approves the employees who participate in the Stock Option Plan based upon recommendations by the Chairman of the Board of Directors and the Chief Executive Officer. The Compensation Committee determines the terms and conditions of the options based upon individual performance, responsibility and tenure with the Company. The Compensation Committee may also, based on the recommendation of the Board of Directors, approve the issuance of stock option agreements not in connection with the Stock Option Plan.

Chief Executive Officer Compensation

     The 1996 base salary of Dugald K. Campbell, the Company's Chief Executive Officer ("CEO"), $275,984, was based upon market and competitive factors. The CEO's annual cash bonus is determined in part based on the financial performance of the Company and in part on the performance of the CEO. The financial performance of the Company is measured by increases in revenues and operating income against budgeted amounts. The performance of the CEO is measured against pre-established goals and against the Company's long-term strategy. The CEO also participates in the Stock Option Plan described above.

     The foregoing report has been approved by all members of the Compensation Committee.

Compensation Committee:
     Adrian Vander Starre, Chairman
     W.H. Clement
     Matthew O. Diggs, Jr.
     F.J. Loughrey

                                PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return since the Common Stock became publicly traded on August 12, 1994 with the Nasdaq National Market Index and with the OEM Automotive Supplier Composite Index. The OEM Automotive Supplier Composite Index consists of the following:
A.O. Smith Corporation, Amcast Industrial Corporation, Bailey Corporation, Bestop, Inc., Borg Warner Automotive, Inc., Breed Technologies, Citation Corporation, Collins & Aikman, - Control Devices, Dana Corporation, Donnelly Corporation, Douglas & Lomanson Company, Dura Automotive Systems, Inc., Excel Industries, Inc., Gentex Corporation, Harvard Industries, Inc., Hayes Wheels International, Inc., Intermet Corporation, Lear Corporation, Magna International, Inc., MascoTech, Inc., Masland Corporation, Simpson Industries, Inc., Standard Products Company, STRATTEC Security, Superior Industries International, Tower Automotive, Inc. and Walbro Corporation. The comparison is based on the assumption that $100.00 was invested on August 12, 1994 in each of the Common Stock, the Nasdaq National Market Index and OEM Automotive Supplier Composite Index with dividends reinvested.

                           COMPARISON OF TOTAL RETURN
                       AMONG NASDAQ NATIONAL MARKET INDEX,
                     OEM AUTOMOTIVE SUPPLIER COMPOSITE INDEX
                           AND TOWER AUTOMOTIVE, INC.



300
                                                           271.7 (TWER)
250

200
                                   152.2 (TWER)            177.3 (Nasdaq)
150                                144.5 (Nasdaq)
          103.3 (Nasdaq)                                   124.7 (OEM Suppliers)
100        94.2 (OEM Suppliers)     96.0 (OEM Suppliers)
           78.3 (TWER)
 50

  0
          Dec. 31, 1994            Dec. 31, 1995           Dec. 31, 1996





                    Dec. 31, 1994       Dec. 31, 1995       Dec. 31, 1996
TWER                 78.3               152.2               271.7
Nasdaq              103.3               144.5               177.3
OEM Suppliers        94.2                96.0               124.7


                  EMPLOYMENT AND OTHER COMPENSATORY AGREEMENTS

     In April 1993, R.J. Tower Corporation and Mr. Vander Starre entered into an Employment and Consulting Agreement. Upon his resignation as President and Chief Executive Officer of the Company effective December 31, 1993, Mr. Vander Starre began serving as a consultant to the Company, performing duties of the kind and nature as when he served as Chief Executive Officer of the Company and such other duties as may be assigned by the Board of Directors. Pursuant to the terms of the Employment and Consulting Agreement, Mr. Vander Starre will provide such consulting services for a period of four years from December 31, 1993 for an annual consulting fee of $150,000.

     In May 1994, the Company and Mr. Lozelle entered into an Employment Agreement in connection with the acquisition of Edgewood. The Employment Agreement provides that Mr. Lozelle shall serve as an Executive Vice President of the Company until May 4, 1999 or his earlier resignation, death, disability or termination. The Employment Agreement also provides that Mr. Lozelle will receive an annual base salary of $200,000 plus annual bonus of up to 30% of his annual base salary for attaining goals developed by the Company's Board of Directors and Mr. Lozelle. Upon his resignation or termination for certain specified reasons, Mr. Lozelle will be entitled to receive all salary, bonus and fringe benefits for the remaining term of the Employment Agreement, but in no event longer than one year. In May 1994, Mr. Lozelle and the Company also entered into a Stock Option Agreement pursuant to which Mr. Lozelle was granted an option to purchase 102,984 shares of Common Stock at an exercise price of $6.55 per share. The option vests and becomes exercisable with respect to one-third of the shares covered on each of May 4, 1996, 1997 and 1998; provided that Mr. Lozelle is still employed by the Company on each such date. The agreement also provides for acceleration of the unvested portion of the option upon a sale of the Company, subject to certain conditions, or in the event of death, disability, termination without cause or resignation for certain reasons. The option is non-transferable except pursuant to applicable laws of descent and distribution.

     Messrs. Johnson and Rued provide to the Company strategic direction, management and financial services with an annual allocation of salary costs of $200,000 and $100,000, respectively, and will be eligible for performance - based bonuses of up to 50% of their base salaries.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company, Onex, J2R and Messrs. Johnson, Rued and Clement and certain other investors are parties to an Investor Stockholders Agreement pursuant to which each party has agreed to vote his or its shares in the same manner that Onex votes its shares of Common Stock. Messrs. Campbell, Lozelle and Doherty have each granted Onex a proxy to vote his shares.

     The Company, Onex and certain stockholders including J2R, Messrs. Johnson, Rued, Clement and Lozelle and the former stockholders of Edgewood, including Mr. Lozelle's brother, are parties to a registration agreement pursuant to which the Company has granted certain of its stockholders rights to register shares of the Company's Common Stock.

     The Company leases its Romulus, Michigan manufacturing facility from 8900 Inkster Associates, a partnership of which Mr. Lozelle holds a 46.7% partnership interest. The lease expires February 28, 1999. The expense under this lease was $475,000 for the year ended December 31, 1996. The Company believes the terms of the lease agreement are no less favorable than could have been obtained pursuant to transactions with unaffiliated parties.

                       SUBMISSION OF STOCKHOLDER PROPOSALS
                           FOR THE 1998 ANNUAL MEETING

     Proposals of Stockholders intended to be presented at the Annual Meeting in 1998 must be received by the secretary of Tower Automotive, Inc., 6303 28th Street S.E., Grand Rapids, Michigan, 49546, not later than December 5, 1997 to be considered for inclusion in the Company's 1998 Proxy materials. As of March 24, 1997, no proposals to be presented at the 1997 Annual Meeting had been received by the Company.

                             ADDITIONAL INFORMATION

     This solicitation is being made by the Company. All expenses of the Company in connection with this solicitation will be borne by the Company. The Company will request brokerage firms, nominees, custodians and fiduciaries to forward Proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

     The Company will furnish without charge to each person whose Proxy is being solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the SEC, including the financial statements. Requests for copies of such Annual Report on Form 10-K should be directed to: Tower Automotive, Inc., 4508 IDS Center, Minneapolis, MN 55402.

     Please complete the enclosed Proxy and mail it in the enclosed postage-paid envelope as soon as possible.

                                            By order of the Board of Directors,




                                            James N. DeBoer, Secretary

April 4, 1997

                                    EXHIBIT A

                   PROPOSED AMENDMENT TO AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION



     The first sentence of Section 1 of Article Four of the Amended and Restated Certificate of Incorporation is hereby deleted in full and amended to read in its entirety as follows:

     Section 1. The total number of shares of capital stock which the corporation has authority to issue is 205,000,000 shares consisting of:

     A. 5,000,000 shares of Preferred Stock, par value $1.00 per share, having such designations, rights, terms, preferences and limitations as the Board of Directors may determine (the "Undesignated Preferred"); and

     B. 200,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

P
R                                     Proxy
O                             TOWER AUTOMOTIVE, INC.
X                                4508 IDS Center
Y                          Minneapolis, Minnesota 55402

Proxy Solicited by the Board of Directors for the 1997 Annual Meeting of Stockholders May 20, 1997.

The undersigned hereby appoints S.A. Johnson and Dugald K. Campbell, and each of them, proxies, with power of substitution and revocation, acting by a majority of those present and voting or if only one is present and voting then that one, to vote the stock of Tower Automotive, Inc., which the undersigned is entitled to vote, at the 1997 Annual Meeting of Shareholders to be held on May 20, 1997, and at any adjournments of postponements thereof, with all the powers the undersigned would possess if present, with respect to the following:

Election of Directors, Nominees:

S.A. Johnson, Adrian Vander Starre, Dugald K. Campbell, James R. Lozelle, Scott D. Rued, W.H. Clement, Eric J. Rosen, Matthew O. Diggs, Jr.,
F.J. Loughrey, and Kim B. Clark

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                     SEE REVERSE
                                                                         SIDE

[X] Please mark your
    votes as in this
    example.


                                                            FOR         WITHHELD
1. Election of                                              [ ]            [ ]
   Directors

-For, except vote withheld from the
 following nominee(s):

___________________________________

2. Proposal to approve the amendment to                     [ ]            [ ]
   the Company's Amended and Restated
   Certificate of Incorporation increasing
   the shares of authorized Common Stock

3. Proposal to approve the amendment to                     [ ]            [ ]
   the Company's 1994 Key Employee
   Stock-Option Plan increasing the shares
   available for issuance

4. Ratification of the appointment of Arthur                [ ]            [ ]
   Andersen LLP as the Company's
   independent public accountants

SIGNATURE(S)_________________________________________ DATE____________

SIGNATURE(S)_________________________________________ DATE____________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.